Exhibit 99.1

Encore Capital Group Announces Second Quarter 2020 Financial Results
•Record GAAP net income of $130 million, or $4.13 per share
•Record non-GAAP adjusted net income of $137 million, or $4.34 per share
•Record global revenues grew 23% to $426 million
•Ended Q2 with Company’s strongest ever liquidity position

SAN DIEGO, August 5, 2020 -- Encore Capital Group, Inc. (NASDAQ: ECPG), an international specialty finance company, today reported consolidated financial results for the second quarter ended June 30, 2020.
“Encore had an outstanding second quarter as we delivered record global revenues and earnings,” said Ashish Masih, President and Chief Executive Officer. “Over the past several years we have made investments in training, compliance and technology that have enabled us to safely remain fully operational in each of our markets during the COVID-19 pandemic. These investments and our preparedness allowed us to collect significantly more in the second quarter than we forecasted a quarter ago in the early stages of the pandemic. This collections over-performance, combined with reduced expenses primarily associated with our legal collections channel, contributed to our most profitable quarter ever,” said Masih.

“We believe our earnings year-to-date are a strong indicator of our continued earnings growth trajectory. I believe this trajectory demonstrates the progress we have made in building shareholder value. We are delivering superior returns, generating significant cash and are well positioned to capture the growing and increasingly attractive future opportunities,” added Masih.

Subsequent to the end of the second quarter, the Company retired the remaining $89 million of 2020 convertible notes using cash on the balance sheet. In addition, the Company amended and extended its revolving credit and term loan facilities in the U.S., increasing commitments by $268 million and extending the maturity of the vast majority of the financing to July 2023, further strengthening the Company’s liquidity.

“Looking ahead, our strong balance sheet and liquidity have positioned us well to capture upcoming opportunities in the U.S. and the U.K., our core markets. These markets are poised for what we believe will be a substantial increase in charged-off receivables coming to market in 2021 and beyond,” said Masih.

Key Financial Metrics for the Second Quarter of 2020:
•Estimated remaining collections (ERC) were $8.4 billion, up 13% compared to the second quarter of 2019.
•Portfolio purchases were $148 million, including $125 million in the U.S. and $23 million in Europe.
•Gross collections were $508 million, down 1% compared to $515 million in the second quarter of 2019. After adjusting for currency effects and the sale of the company’s Baycorp subsidiary in August 2019, collections were up 2% compared to the second quarter of 2019.
•Total revenues were a record $426 million, up 23% compared to $347 million in the second quarter of 2019, and included $66 million of revenue due to significantly higher collections than the Q2 expected collection curves.

Encore Capital Group, Inc.

•Total operating expenses decreased 11% to $206 million, compared to $233 million in the same period of the prior year, due primarily to reduced expenses related to the legal collections channel.
•Total interest expense decreased 21% to $50 million, compared to $64 million in the same period of the prior year, principally as a result of approximately $9 million of Cabot refinancing expenses incurred in the year ago period, as well as reduced borrowings and lower interest rates in the second quarter of 2020.
•GAAP net income attributable to Encore was a record $130 million, or $4.13 per fully diluted share. This compares to net income of $37 million, or $1.17 per fully diluted share in the second quarter of 2019.
•Adjusted net income attributable to Encore was a record $137 million, or $4.34 per fully diluted share (also referred to as economic EPS). This compares to adjusted net income of $40 million, or $1.28 per fully diluted share in the second quarter of 2019.
•As of June 30, 2020, after taking into account borrowing base and applicable debt covenants, available capacity under Encore’s U.S. revolving credit facility was $356 million and availability under Cabot’s revolving credit facility was £211 million (approximately $262 million), which combined for a total global available capacity of $618 million. In addition, Encore ended the second quarter with $273 million of non-client cash on the balance sheet.

Conference Call and Webcast
Encore will host a conference call and slide presentation today, August 5, 2020, at 2:00 p.m. Pacific / 5:00 p.m. Eastern time, to present and discuss second quarter results.
Members of the public are invited to access the live webcast via the Internet by logging in on the Investor Relations page of Encore's website at www.encorecapital.com. To access the live, listen-only telephone conference portion, please dial (855) 541-0982 or (704) 288-0606.

For those who cannot listen to the live broadcast, a telephonic replay will be available for seven days by dialing (800) 585-8367 or (404) 537-3406 and entering the conference ID number 9669459. A replay of the webcast will also be available shortly after the call on the Company's website.

Encore Capital Group, Inc.

Non-GAAP Financial Measures
This news release includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company has included adjusted income attributable to Encore and adjusted income attributable to Encore per share (also referred to as economic EPS when adjusted for certain shares associated with our convertible notes that will not be issued but are reflected in the fully diluted share count for accounting purposes) because management uses this measure to assess operating performance, in order to highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. The Company has included information concerning adjusted operating expenses in order to facilitate a comparison of approximate costs to cash collections for the portfolio purchasing and recovery business in the periods presented. Adjusted income attributable to Encore, adjusted income attributable to Encore per share/economic EPS, and adjusted operating expenses have not been prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income, net income per share, and total operating expenses as indicators of the Company’s operating performance. Further, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this news release a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. The Company has included references to constant currency growth rates to facilitate comparisons of underlying financial results excluding the impact of changes to foreign currency exchange rates. Constant Currency figures are calculated by employing foreign currency exchange rates from the year ago period to recalculate current period results. All constant currency values are calculated based on the average exchange rates during the respective periods, except for ERC, which is calculated using the changes in the period-ending exchange rates.
About Encore Capital Group, Inc.

Encore Capital Group is an international specialty finance company that provides debt recovery solutions and other related services across a broad range of financial assets. Through its subsidiaries around the globe, Encore purchases or services portfolios of receivables from major banks, credit unions and utility providers.
Headquartered in San Diego, Encore is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P Small Cap 600 and the Wilshire 4500. More information about Encore can be found at www.encorecapital.com. More information about the Company’s Midland Credit Management subsidiary can be found at www.midlandcreditonline.com. More information about the Company's Cabot Credit Management subsidiary can be found at www.cabotcm.com. Information found on the Company’s, MCM’s, or Cabot’s websites is not incorporated by reference.

Encore Capital Group, Inc.

Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results, performance, business plans or prospects. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K and 10-Q, as they may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Contact:

Bruce Thomas
Vice President, Investor Relations
Encore Capital Group, Inc.
(858) 309-6442
bruce.thomas@encorecapital.com

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Financial Condition
(In Thousands, Except Par Value Amounts)
(Unaudited)

	June 30, 2020	December 31, 2019
Assets
Cash and cash equivalents	$293,800	$192,335
Investment in receivable portfolios, net	3,201,241	3,283,984
Deferred court costs, net	—	100,172
Property and equipment, net	117,873	120,051
Other assets	289,916	329,223
Goodwill	838,024	884,185
Total assets	$4,740,854	$4,909,950
Liabilities and Equity
Liabilities:
Accounts payable and accrued liabilities	$218,471	$223,911
Borrowings	3,353,730	3,513,197
Other liabilities	126,266	147,436
Total liabilities	3,698,467	3,884,544
Commitments and Contingencies
Equity:
Convertible preferred stock, $0.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 75,000 shares authorized, 31,288 and 31,097 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	313	311
Additional paid-in capital	227,030	222,590
Accumulated earnings	963,698	888,058
Accumulated other comprehensive loss	(152,190)	(88,766)
Total Encore Capital Group, Inc. stockholders’ equity	1,038,851	1,022,193
Noncontrolling interest	3,536	3,213
Total equity	1,042,387	1,025,406
Total liabilities and equity	$4,740,854	$4,909,950

The following table presents certain assets and liabilities of consolidated variable interest entities (“VIEs”) included in the consolidated statements of financial condition above. Most assets in the table below include those assets that can only be used to settle obligations of consolidated VIEs. The liabilities exclude amounts where creditors or beneficial interest holders have recourse to the general credit of the Company.

	June 30, 2020	December 31, 2019
Assets
Cash and cash equivalents	$15	$34
Investment in receivable portfolios, net	516,019	539,596
Other assets	4,836	4,759
Liabilities
Other liabilities	$3	$—
Borrowings	433,976	464,092

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues
Revenue from receivable portfolios	$335,287	$312,495	$692,652	$623,653
Changes in expected current and future recoveries	66,007	—	(32,654)	—
Servicing revenue	23,950	32,316	52,630	66,339
Other revenues	789	—	2,486	529
Total revenues	426,033	344,811	715,114	690,521
Allowance reversals on receivable portfolios, net		2,063		3,430
Total revenues, adjusted by net allowances		346,874		693,951
Operating expenses
Salaries and employee benefits	90,867	96,227	183,965	188,061
Cost of legal collections	37,356	51,448	103,635	100,475
Other operating expenses	28,275	29,546	55,439	59,160
Collection agency commissions	10,683	13,560	23,859	29,562
General and administrative expenses	28,618	32,620	60,495	72,167
Depreciation and amortization	10,542	9,741	20,827	19,736
Total operating expenses	206,341	233,142	448,220	469,161
Income from operations	219,692	113,732	266,894	224,790
Other expense
Interest expense	(50,327)	(63,913)	(104,989)	(118,880)
Other expense	(3,011)	(1,244)	(1,572)	(4,220)
Total other expense	(53,338)	(65,157)	(106,561)	(123,100)
Income before income taxes	166,354	48,575	160,333	101,690
Provision for income taxes	(35,570)	(11,753)	(40,128)	(15,426)
Net income	130,784	36,822	120,205	86,264
Net income attributable to noncontrolling interest	(452)	(161)	(327)	(349)
Net income attributable to Encore Capital Group, Inc. stockholders	$130,332	$36,661	$119,878	$85,915

Earnings per share attributable to Encore Capital Group, Inc.:
Basic	$4.15	$1.17	$3.82	$2.75
Diluted	$4.13	$1.17	$3.79	$2.74

Weighted average shares outstanding:
Basic	31,413	31,225	31,361	31,193
Diluted	31,560	31,426	31,628	31,372

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Cash Flows
(Unaudited, In Thousands)

	Six Months Ended June 30,
	2020	2019
Operating activities:
Net income	$120,205	$86,264
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,827	19,736
Other non-cash interest expense, net	12,127	16,233
Stock-based compensation expense	9,305	5,407
Deferred income taxes	(17,101)	23,977
Changes in expected current and future recoveries	32,654	—
Allowance reversals on receivable portfolios, net	—	(3,430)
Other, net	4,923	17,323
Changes in operating assets and liabilities
Deferred court costs and other assets	11,917	23,739
Prepaid income tax and income taxes payable	41,748	(36,569)
Accounts payable, accrued liabilities and other liabilities	(26,890)	(43,860)
Net cash provided by operating activities	209,715	108,820
Investing activities:
Purchases of receivable portfolios, net of put-backs	(350,658)	(499,937)
Collections applied to investment in receivable portfolios, net	342,842	405,081
Purchases of property and equipment	(13,028)	(17,480)
Other, net	9,831	(3,352)
Net cash used in investing activities	(11,013)	(115,688)
Financing activities:
Proceeds from credit facilities	279,070	322,857
Repayment of credit facilities	(315,622)	(276,188)
Proceeds from senior secured notes	—	460,512
Repayment of senior secured notes	(32,500)	(460,455)
Repayment of other debt	(14,882)	(17,410)
Other, net	(3,634)	(1,738)
Net cash (used in) provided by financing activities	(87,568)	27,578
Net increase in cash and cash equivalents	111,134	20,710
Effect of exchange rate changes on cash and cash equivalents	(9,669)	(9,563)
Cash and cash equivalents, beginning of period	192,335	157,418
Cash and cash equivalents, end of period	$293,800	$168,565

Supplemental disclosure of cash information:
Cash paid for interest	$88,363	$92,053
Cash paid for taxes, net of refunds	16,292	24,112

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Supplemental Financial Information
Reconciliation of Adjusted Income Attributable to Encore to GAAP Net Income Attributable to Encore and Adjusted Operating Expenses Related to Portfolio Purchasing and Recovery Business to GAAP Total Operating Expenses
(In Thousands, Except Per Share amounts) (Unaudited)

	Three Months Ended June 30,
	2020		2019
	$	Per Diluted Share	$	Per Diluted Share
GAAP net income attributable to Encore, as reported	$130,332	$4.13	$36,661	$1.17
Adjustments:
Convertible notes and exchangeable notes non-cash interest and issuance cost amortization	4,048	0.13	4,038	0.13
Acquisition, integration and restructuring related expenses(1)	4,776	0.15	1,318	0.04
Amortization of certain acquired intangible assets(2)	1,791	0.06	1,837	0.06
Net gain on fair value adjustments to contingent consideration(3)	—	—	(2,199)	(0.07)
Income tax effect of above non-GAAP adjustments and certain discrete tax items(4)	(4,097)	(0.13)	(1,388)	(0.05)
Adjusted net income attributable to Encore	$136,850	$4.34	$40,267	$1.28
_______________________
(1)Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.
(2)We have acquired intangible assets, such as trade names and customer relationships, as a result of our acquisition of debt solution service providers. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company’s trade names and customer relationships, is the result of pre-acquisition activities. In addition, the amortization of these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period. As a result, the amortization of certain acquired intangible assets is excluded from our adjusted income attributable to Encore and adjusted earnings per share.
(3)Amount represents the net gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.
(4)Amount represents the total income tax effect of the adjustments, which is generally calculated based on the applicable marginal tax rate of the jurisdiction in which the portion of the adjustment occurred. Additionally, we adjust for certain discrete tax items that are not indicative of our ongoing operations.

	Six Months Ended June 30,
	2020		2019
	$	Per Diluted Share	$	Per Diluted Share
GAAP net income attributable to Encore, as reported	$119,878	$3.79	$85,915	$2.74
Adjustments:
Convertible notes and exchangeable notes non-cash interest and issuance cost amortization	8,025	0.25	8,040	0.26
Acquisition, integration and restructuring related expenses(1)	4,963	0.16	2,526	0.08
Amortization of certain acquired intangible assets(2)	3,434	0.11	3,714	0.12
Net gain on fair value adjustments to contingent consideration(3)	—	—	(2,199)	(0.07)
Income tax effect of above non-GAAP adjustments and certain discrete tax items(4)	(5,347)	(0.17)	(2,771)	(0.10)
Change in tax accounting method(5)	—	—	(9,070)	(0.29)
Adjusted net income attributable to Encore	$130,953	$4.14	$86,155	$2.74
________________________

Encore Capital Group, Inc.

(1)Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.
(2)We have acquired intangible assets, such as trade names and customer relationships, as a result of our acquisition of debt solution service providers. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company’s trade names and customer relationships, is the result of pre-acquisition activities. In addition, the amortization of these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period. As a result, the amortization of certain acquired intangible assets is excluded from our adjusted income attributable to Encore and adjusted income per share.
(3)Amount represents the net gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.
(4)Amount represents the total income tax effect of the adjustments, which is generally calculated based on the applicable marginal tax rate of the jurisdiction in which the portion of the adjustment occurred. Additionally, we adjust for certain discrete tax items that are not indicative of our ongoing operations.
(5)Amount represents the benefit from the tax accounting method change related to revenue reporting. We adjust for certain discrete tax items that are not indicative of our ongoing operations.

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
GAAP total operating expenses, as reported	$206,341	$233,142	$448,220	$469,161
Adjustments:
Operating expenses related to non-portfolio purchasing and recovery business(1)	(42,386)	(42,232)	(83,875)	(88,314)
Stock-based compensation expense	(4,778)	(3,581)	(9,305)	(5,407)
Gain on fair value adjustments to contingent consideration(2)	—	2,199	—	2,199
Acquisition, integration and restructuring related expenses(3)	32	(1,318)	(155)	(2,526)
Adjusted operating expenses related to portfolio purchasing and recovery business	$159,209	$188,210	$354,885	$375,113
________________________
(1)Operating expenses related to non-portfolio purchasing and recovery business include operating expenses from other operating segments that primarily engage in fee-based business, as well as corporate overhead not related to our portfolio purchasing and recovery business.
(2)Amount represents the gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.
(3)Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.